UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2025

Fifth District Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-42198	99-1897673
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4000 General DeGaulle Drive, New Orleans, Louisiana		70114
(Address of Principal Executive Offices)		(Zip Code)

(504) 362-7544
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value 0.01 per share	FDSB	The Nasdaq Stock Market LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Fifth District Bancorp, Inc. (the “Company”) was held on September 15, 2025.  The final results of the vote on each matter submitted to a vote of stockholders are as follows:

1.	The following nominees were elected to serve as directors of the Company, each for a three-year term or until his or her successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes
Nolan P. Lambert	3,258,750	166,091	841,384
Linda A. Sins	3,258,609	166,232	841,384

2.	The Fifth District Bancorp, Inc. 2025 Equity Incentive Plan was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes

3,210,537	145,624	68,680	841,384

3.	The appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
4,179,803	43,652	42,770	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2025	By:	FIFTH DISTRICT BANCORP, INC. /s/ Amie L. Lyons Amie L. Lyons Interim President and Chief Executive Officer